UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 16, 2015

UNITED TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-812 (Commission File Number)	06-0570975 (I.R.S. Employer Identification No.)

One Financial Plaza, Hartford, Connecticut 06101
(Address and zip code of principal executive offices)

(860) 728-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, on November 23, 2014, Louis Chênevert retired as Chief Executive Officer, Chairman and a member of the Board of Directors of United Technologies Corporation (the "Company").  Also as previously reported, in connection with such retirement, Mr. Chênevert agreed to continue as an employee of the Company until January 3, 2015.

In connection with Mr. Chênevert's retirement, which was effective January 3, 2015, Mr. Chênevert and the Company entered into a separation agreement on January 16, 2015 (the "Agreement").  The Agreement confirms Mr. Chênevert's rights to certain benefits due to his retirement, including in respect of his outstanding long term incentive awards and the satisfaction of the one-year holding period for awards granted in 2014 and under the Company's executive life insurance benefit program.  The Agreement also includes additional transition and separation related provisions, including releases of claims subject to customary exceptions, continued medical coverage under the Company's plans for up to a two-year period, the payment by the Company of certain legal expenses in connection with the negotiation of the Agreement, and customary non-disparagement, confidentiality, cooperation, non-competition and employee non-solicitation provisions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 23, 2015

UNITED TECHNOLOGIES CORPORATION
By: /s/ Peter Graber-Lipperman Name: Peter Graber-Lipperman Title: Vice President, Sectretary & Associate General Counsel